SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Global ePoint, Inc.
(Name of Registrant as Specified in Its Charter)

N.A.

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GLOBAL ePOINT, INC.

To Our Shareholders:

You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Global ePoint, Inc. to be held at the Corporate Office of Global ePoint, Inc. located at 1370 W. San Marcos Blvd., Suite 100, San Marcos, CA 92069, Thursday, December 19, 2002 at 10:30 a.m. Pacific Standard Time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. A proxy, as well as a copy of the Company’s Form 10-KSB for the year ended December 31, 2001 and the Form 10-QSB for the quarter ended June 30, 2002 are included along with the Proxy Statement. These materials are being sent to shareholders on or about November 15, 2002. During the meeting, we will also report on the operations of the Company and the changes since our last Annual Meeting.

It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend. Accordingly, please take a moment now to complete, sign, date and mail the enclosed proxy.

Thank you for your support and we look forward to seeing you at the meeting.

Sincerely,

Frederick Sandvick Chairman of the Board and Chief Executive Officer

November 1, 2002

GLOBAL ePOINT, INC.
1370 W. San Marcos Blvd., Suite 100
San Marcos, California 92069
(760) 510-4900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 19, 2002

The Annual Shareholders’ Meeting (the “Meeting”) of Global ePoint, Inc. will be held at the Corporate Office of Global ePoint, Inc. located at 1370 W. San Marcos Blvd., Suite 100, San Marcos, California 92069 on Thursday, December 19, 2002 at 10:30 a.m. Pacific Standard Time, for the purpose of considering and acting upon:

(1)  The election of four (4) directors to serve as the Board of Directors until the next annual meeting of Shareholders and their successors are elected and qualified;

(2)  A proposal to ratify the appointment of Rothstein, Kass & Co., P.C. as Global ePoint, Inc.’s independent auditors for the current fiscal year.

(3)  Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on October 22, 2002 as the record date for determining shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting and any adjournment thereof.

Sincerely,

Frederick Sandvick Chairman of the Board and Chief Executive Officer

November 1, 2002

YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THEREFORE, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

GLOBAL ePOINT, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Global ePoint, Inc. (the “Company”) of proxies to be voted at its Annual Meeting of Shareholders (the “Meeting”) to be held on December 19, 2002 and at any adjournment thereof.

The Board requests that all shareholders complete the enclosed proxy card and sign, date and return it as promptly as possible. Since many shareholders cannot personally attend, it is necessary that a large number be represented by proxy. The holders of record of a majority of the outstanding shares must be represented in person or represented by proxy at the Annual Meeting in order to hold the Meeting.

Any shareholder returning a proxy may revoke it by casting a ballot at the Meeting. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors’ recommendations.

The Company’s Bylaws require an affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote for approval of each item listed on the proxy card and described herein, unless otherwise indicated.

At October 22, 2002, the record date, there were 4,305,584 shares of the Company’s Common Stock outstanding and entitled to one vote each at the Annual Meeting. These shares were registered in the names of 304 shareholders and were owned beneficially by approximately 1481 shareholders. As of September 30, 2002 Frederick Sandvick was the beneficial owner of 1,016,668 shares. The Company knows of no other person or group who is beneficial owner of more than 5% of its issued and outstanding common stock.

This proxy statement is being mailed on or about November 15, 2002.

PROXY ITEM NO. 1
ELECTION OF DIRECTORS

Four (4) directors are to be elected at the Annual Meeting to hold office from their election until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. The following nominees have been proposed by the Board of Directors.

The Board of Directors recommends a vote FOR the election of these nominees.

Frederick Sandvick has been Chairman of the Board and Chief Executive Officer of the Company since January 1996. Mr. Sandvick is President and principal stockholder of Vanguard Strategies, Inc., a privately held strategic planning company he founded. From 1990 to 1995, Mr. Sandvick was Executive Vice President and Chief Financial Officer of Jackpot Enterprises, Inc., which at the time was a New York Stock Exchange listed company in the gaming/entertainment industry. Mr. Sandvick is a licensed attorney and certified public accountant. Mr. Sandvick is 44 years old.

Keith Cannon was appointed to the Board of the Company in August 2000. Mr. Cannon has been a securities branch manager at Wilson-Davis and Company since 1993 where he has supervised trading with a variety of domestic and international clients. Mr. Cannon has served as a corporate financial consultant for various publicly traded companies for over 25 years. Mr. Cannon currently serves as a director and member of the audit committee for the following publicly traded companies: Elamex, SA deC.V., a management services company; Montgomery Realty Group, Inc.; and MBA Holding, Inc., which provides products and services relating to the insurance industry. Mr. Cannon is 62 years old.

        Darrell L. Richardson was appointed to the Board in September 2002. Mr. Richardson has been the President and Chief Executive Officer of TimeshareBid.com, a private startup internet commerce company focused on time-share sales and exchanges, since its formation in April 1999. Mr. Richardson is also a partner in Cunningham Group Development Services, LLC, a private real estate development company and was its managing director from 1999 to 2001. Mr. Richardson served as President and Chief Executive Officer of Residency Resorts International, Inc., a timeshare company, from 1998 to 1999 and he was a financial consultant for Merrill Lynch from 1996 to 1998. Prior to his ten years in real estate, financial and management consulting services, Mr. Richardson spent 20 years in the telecommunications industry. Mr. Richardson also has managed Richardson Development Group, LLC, a private family holding and investment company, from 1995 to present. Mr. Richardson is 53 years old.

Owen Lee Barnett has been Chief of Resources of Civil Engineering for the 61st Air Base Group of the U.S. Air Force from 2001 to present. Mr. Barnett has been the treasurer of Montgomery Realty Group, Inc., a publicly traded company, from 1996 to present and has been a member of the Board of Directors and Audit Committee of that company. Mr. Barnett has also been the owner, President and Chief

Executive Officer of American Tax Service, a privately held accounting, tax and management services company, from 1961 to present. Mr. Barnett has also been a registered broker dealer in the securities industry, a college instructor and President and Chief Executive officer of a privately held leasing company and motorcycle retailer. Mr. Barnett is a retired Lieutenant Colonel in the Medical Service Corps of the U.S. Air Force. Mr. Barnett is 63 years old.

Board Meetings and Committees of the Board

The Board of Directors held three (3) meetings and took one action by written consent during 2001. Each director who served during 2001 attended 100% of the meetings of the Board of Directors and any committee of which he was a member, held during his term in office except for Michael Carlton who missed one meeting.

An Audit Committee was formed in 1993 and currently consists of Mr. Cannon, Mr. Richardson and Mr. Olbrich. The Audit Committee reviews external and internal audit plans and activities, reviews the Company’s annual financial statements, reviews the Company’s system of internal financial controls and recommends to the Board the annual selection of independent auditors. A Compensation Committee was also formed in 1993 and currently consists of Mr. Cannon and Mr. Olbrich. The Compensation Committee is responsible for reviewing and establishing policy regarding salary and other forms of compensation for the Company’s executive officers. During 2001, the Audit Committee held three (3) meetings and the Compensation Committee held two (2) meetings.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) is made up of three directors, at least two of which are independent directors as defined in the Nasdaq Stock Market listing standards. Darrell Richardson and Keith Cannon are considered independent directors as defined in the Nasdaq Stock Market listing standards and John Olbrich is not considered independent pursuant to those standards because he is the half brother of the Company’s Chief Executive Officer. Gordon Graves was a member of the audit committee until September 2002, when he was replaced by Darrell Richardson. Mr. Graves was also considered an independent director.

The Committee reviews the Company’s financial reporting process on behalf of the Board of Directors in accordance with the Audit Committee Charter. Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the U.S.

In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication and Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90. In addition, the Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee

Gordon Graves, Chairman
Keith Cannon
John H. Olbrich

AUDIT COMMITTEE CHARTER

Audit Committee Composition

One committee of the Board of Directors will be known as the Audit Committee. Wherever possible, the Audit Committee members shall meet the qualification requirements of the Nasdaq National Exchange. When there is some doubt about independence on matters to be voted on by the Audit Committee, as when a member of the committee has a short-term consulting contract with a major customer, the director should recuse himself from any decisions that might be influenced by that relationship. The guidelines for determining independence of a member are attached as Exhibit 1 to this Charter. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have sophisticated accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board annually on or about the time of its annual shareholders’ meeting (and at such other times as may be necessary to fill vacancies) and shall serve until their successors are duly elected. If an Audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee.

Audit Committee Purpose

The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the integrity of the Company’s financial reporting process and systems of internal controls

•	Review, appraise and monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue for open communication among the independent auditors, management and the Board of Directors.

General Responsibilities

1.  The Audit Committee must report committee actions to the full Board of Directors and may make appropriate recommendations.

2.  The Audit Committee has the power to conduct or authorize investigations into matters within the committee’s scope of responsibilities. The committee is authorized to retain, at the Company’s expense, independent counsel, accountants or others it needs to assist in an investigation.

3.  The committee will meet at least three times each year, or more frequently if circumstances make that preferable. The Audit Committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An Audit Committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management as well as anyone in the organization.

4.  The committee will do whatever else the law, the company’s charter or bylaws or the Board of Directors requires.

Responsibilities for Engaging Independent Accountants

1.  The Audit Committee will select the independent accountants for company audits. The committee’s selection is subject to approval by the full Board of Directors. The Audit Committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2.  The Audit Committee will confirm and assure the independence of the independent accountant, including a review of consulting services provided by the independent accountant and the fees paid for them.

3.  The Audit Committee will consider, in consultation with the independent accountant, the audit scope and procedural plans made by the independent accountant.

4.  The Audit Committee will listen to management and the primary independent auditor if either think there might be a need to engage additional auditors. The Audit Committee will decide whether to engage an additional firm and, if so, which one.

Responsibilities for Reviewing the Annual External Audit and the Review of Quarterly and Annual Financial Statements

1.  The Audit Committee will ascertain that the independent accountant views the Board of Directors as its client, that it will be available to the full Board of Directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

2.  The Audit Committee will ask management and the independent accountant about significant risks and exposures and will assess management’s steps to minimize them

3.  The Audit Committee will review the following with the independent accountant:

a)  The adequacy of the company’s internal controls, including computerized information system controls and security.

b)  Any significant findings and recommendations made by the independent accountant or internal auditing, together with management’s responses to them.

4.  Shortly after the annual examination is completed, the Audit Committee will review the following with management and the independent accountant:

a)  The company’s annual financial statements and related footnotes.

b)  The independent accountant’s audit of and report on the financial statements.

c)  The auditor’s qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates.

d)  Any serious difficulties or disputes with management encountered during the course of the audit.

e)  Anything else about the audit procedures or findings that Generally Accepted Accounting Standards requires the auditors to discuss with the committee.

5.  The Audit Committee will consider and review with management:

a)  Any significant findings during the year and management’s responses to them.

b)  Any changes to the planned scope of management’s internal audit plan that the committee thinks advisable.

6.  The Audit Committee will review annual filings with the SEC and other published documents containing the company’s financial statements and will consider whether the information in the filings is consistent with the information in the financial statements

7.  The Audit Committee will review the interim financial reports with management and the independent accountant.

8.  The Audit Committee may prepare a letter for inclusion in the annual report that describes the committee’s composition and responsibilities and how the responsibilities were fulfilled.

Periodic Responsibilities

1.  Review and, if required, update the committee’s charter annually.

2.  Review policies and procedures covering officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent accountant.

3.  Review, with the independent accountant, the results of their examination of compliance with the company’s code of conduct.

4.  Review legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs and reports from regulators.

5.  Meet with the independent accountant and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the Audit Committee.

Exhibit 1. Independence of Audit Committee Members Guidelines

Certain relationships which might influence the “independence” of a member on certain matters voted on by the Audit Committee are if he or she:

a)  has been an officer or employee of the Company or its affiliates for the current or any of the past 3 years;

b)  has received over $60,000 of compensation from the Company or any of its affiliates in the previous fiscal year, except compensation for board service, tax-qualified retirement plan benefits or non-discretionary compensation;

c)  is an immediate family member of an individual employed as an executive officer of the Company or any of its affiliates in the current or any of the past 3 years;

d)  is a partner, controlling shareholder or executive officer of a business to whom the Company made, or from whom it received payments in excess of 5% of the consolidated gross revenues of either entity, or $200,000 if higher, in any of the past 3 years;

e)  is an executive of another entity if any of the company’s executives served on that entity’s compensation committee; or

f)  as otherwise set forth in applicable Nasdaq rules.

Compensation of Directors

Each outside director was automatically granted options for 10,000 shares during 2001 and 3,334 shares during 2000 and 1999 of Global ePoint’s stock pursuant to the terms of the 1994 Stock Option Plan for Directors, as amended, which provides a formula for granting options to outside directors. In addition, outside directors each received additional options for 10,000 shares during 2000 and 3,334 shares during 1999 in lieu of cash compensation as a director pursuant to amendments to the Directors Plan adopted on July 29, 1999 and December 8, 2000.

1994 Stock Option Plan for Directors

        On April 21, 1994, Global ePoint adopted the 1994 Stock Option Plan for Directors (the “Directors’ Plan”) under which 175,000 shares of common stock may be issued to Directors of Global ePoint. Options issued under the Directors’ Plan are non-qualified stock options. The Board of Directors, excluding outside Directors who are eligible for the Directors’ Plan, subject to the provisions of the Directors’ Plan, has authority to determine the outside Directors to whom Options will be granted, the time or times at which options will issue, the exercise price of granted options and any conditions for their exercise. The Directors’ Plan requires that the exercise price of stock options be not less than the fair market value on the date of grant and that stock options expire not later than ten years from the date of grant. The Directors’ Plan contains an anti-dilution provision whereby the shares of common stock, which underlie outstanding options, are increased proportionately in the event of a stock split or dividend. As of December 31, 2001, 130,000 options have been granted under this plan.

On July 26, 1996, the Board amended the Directors’ Plan to provide for the automatic issuance of options in order to satisfy the requirements of Securities and Exchange Commission Rule 16b-3. The Amendment provided for the automatic issuance of stock options for 3,334 shares to each outside director on July 26, 1996 and as of each June 30 thereafter. Also, each new outside director is automatically granted stock options for 3,334 shares as of the date of becoming a member of the Board, unless that date falls between April 1 and June 30 of any year. These options become exercisable six months after grant and expire three-years after date of grant. The exercise price is equal to the fair market value at date of grant, but not less than one dollar.

On July 29, 1999, August 28, 1998 and August 27, 1997, the Board amended the Directors’ Plan by modifying the formula for granting options to outside directors by providing for the annual grant of stock options for an additional 3,334 shares in lieu of regular cash compensation for serving as director. These options become exercisable on the date of the next annual meeting of shareholders and have a three-year life. The one-dollar minimum purchase price was eliminated by an amendment dated May 31, 2000.

On December 8, 2000, the Board amended the Directors’ Plan by modifying the formula for granting options to outside directors as follows: (a) the number of stock options automatically issued as of each June 30 or as of the date of becoming a member of the Board as described above was kept at 10,000 shares even after the reverse stock split, (b) certain outside directors who had been on the Board for at least 3 months received a one-time additional grant of stock options for 6,666 shares, (c) similar to prior amendments, outside directors were issued stock options for 10,000 shares in lieu of regular cash compensation for serving from December 8, 2000 to the 2001 annual meeting of shareholders, and (d) provide for an exercise period of 5 years instead of 3 years for all options issued on December 8, 2000.

On December 14, 2001, the formula in the Directors’ Plan was amended, similar to prior amendments, to grant to each outside director a stock option for 10,000 shares in lieu of regular cash compensation for serving from December 14, 2001 to the 2002 annual meeting of shareholders.

Ownership of Capital Stock by Directors and Executive Officers

The following table sets forth, as of September 30, 2002, the shares of Global ePoint’s Capital Stock beneficially owned by each 5% beneficial owner, by each Director or nominee, by each named executive officer individually, and by all Directors and executive officers as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Of Class
Frederick Sandvick(2)	1,016,668	19.71%
108 Ivy Street
San Diego, CA 92101

John H. Olbrich(3)	137,222	3.14%
2928 Via Asoleado
Alpine, CA 91901

Keith Cannon(4)	158,467	3.62%
3333 Tripoli Way
Oceanside, CA 92056

Darrell L. Richardson(5)	10,000.23%
14822 North 45th Way
Phoenix, AZ 80532

Owen Lee Barnett(6)	2,734.06%
1628 E. Palm Avenue #3
El Segundo, CA 90245

All directors and executive officers as a group (4 persons)	1,322,357	24.91%

(1)	Unless otherwise indicated, all shares are owned beneficially and of record.
(2)	Of the shares of common stock reflected in the table above, 163,334 are registered in Mr. Sandvick’s name. The table also includes 853,334 shares of common stock issuable upon exercise of options.
(3)	Of the shares of common stock reflected in the table above, 67,222 are registered in Mr. Olbrich’s name. The table includes options to purchase 70,000 shares of common stock.
(4)	Of the shares of common stock reflected in the table above, 88,467 are registered in Mr. Cannon’s name. The table includes options to purchase 70,000 shares of common stock.
(5)	The table includes options to purchase 10,000 shares of common stock.
(6)	Of the shares of common stock reflected in the table above, 2,734 are registered in Mr. Barnett’s name.

Executive Compensation

The following information relates to compensation of Global ePoint’s Chief Executive Officer for Global ePoint’s fiscal years ended December 31, 2001, 2000 and 1999. No other executive officer of Global ePoint received total annual salary and bonuses in excess of $100,000 during those fiscal years.

The Compensation Committee did not have a substantial role in setting compensation in 2001, 2000 and 1999 because the Chief Executive Officer was engaged pursuant to an employment agreement, which fixed compensation. The role of the Compensation Committee and its policies will continue to increase as employment agreements expire and compensation packages are negotiated with key executives.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	Long-Term Incentive Plan Payouts ($)	All Other Compensation ($)
Frederick Sandvick	2001	64,615	(2)		238,000		400,000
CEO	2000	6,923	(2)	0	0	0	0	0	0
	1999	138,461	(2)	0	59,000	0	83,334	0	0

(1)
Includes options to purchase 83,334 shares at of common stock granted in 1999 and options to purchase 400,000 shares of common stock granted in 2001. The calculated fair value of the options described above included in “Other Annual Compensation” was $238,000 in 2001 and $59,000 in 1999.

(2)
While the terms of the employment contract called for an annual salary of $330,000, $300,000 and $300,000 respectively, only $64,615, $6,923 and $138,461 were paid to Mr. Sandvick in 2001, 2000 and 1999 respectively. Mr. Sandvick waived all other salary and bonuses through December 31, 2001.

Employment Agreements

Mr. Sandvick serves as Chairman of the Board and Chief Executive Officer of Global ePoint pursuant to an employment agreement that commenced on January 9, 1996. The agreement has been extended and will terminate unless further extended or sooner terminated, on December 31, 2004. The term of the agreement is automatically extended annually for an additional year unless notice is given by either party that such party does not wish to extend the agreement term. The agreement provides for an annual base salary beginning with $180,000 through June 30, 1996 and with $30,000 annual increases thereafter. The agreement provides for an increase in the annual base salary to at least $300,000 per year if Global ePoint’s pre tax income as defined, for any calendar year equals or exceeds $2 million. Mr. Sandvick is entitled to an annual bonus equal to 5% of the first $10 million of Global ePoint’s pre tax income and 7% of Global ePoint’s pre tax income in excess of $10 million. Pursuant to the agreement, on the commencement of employment Mr. Sandvick was granted a ten-year option to acquire 290,000 shares of Global ePoint’s common stock at a price of $2.40 per share, such price representing the greater of (1) the closing price on the date of stock holder approval of the First Amendment to Global ePoint’s 1994 Stock Option Plan or (2) the average of the closing sales price for the 20 trading days preceding the effective date of the agreement. All of the options are now fully exercisable. Mr. Sandvick is also entitled to participate in other employee benefit plans and Global ePoint is obligated to reimburse Mr. Sandvick for, or pay directly, the costs of a personal plan of disability providing for $15,000 per month disability benefits.

During 2000, due to the financial condition of the Company, Mr. Sandvick agreed to waive substantially all of his compensation for that year and reduce his compensation for 2001 and 2002. The amount of accrued wages and bonuses waived amounted to $331 thousand in 2001 and $283 thousand in 2000. During 2001, as a result of the sale of the Company’s lottery business, Mr. Sandvick’s employment agreement was amended to provide for a reduced salary until the Company commenced a new business activity. Under the amendment, Mr. Sandvick will be paid an annual base salary of $120,000 commencing July 1, 2001 through June 30, 2002 and an annual base salary of $180,000 from July 1, 2002 through June 30, 2003, and for annual periods thereafter such salary will increase by 10%. Mr. Sandvick also waived all bonuses payable to him for the periods through December 31, 2001. Under the amendment, the terms of Mr. Sandvick’s compensation arrangement would revert back to the terms of his original agreement upon the commencement of a new business activity by the Company. In addition, within 30 days of commencement of such new business activity, a one-time bonus in the amount of $300,000 will be paid to Mr. Sandvick, provided such new activity is acceptable to the Compensation Committee.

        The employment agreement with Mr. Sandvick also provides for severance upon termination by Global ePoint without cause or termination by Mr. Sandvick for “good reason” in the amount equal to the base salary Mr. Sandvick would have earned during the 36 month period commencing on the date of termination plus three times Mr. Sandvick’s average annual bonus received over the prior three fiscal years. Mr. Sandvick would also have the right to receive all other benefits that would have been received under his employment arrangement for that 36-month period. Further, all shares underlying outstanding stock options granted to Mr. Sandvick would become fully exercisable for a period of 18 months after termination. Mr. Sandvick shall have “good reason” to terminate his employment if, among other events, (i) Global ePoint fails to comply with any material provision of the employment agreement; (ii) Global ePoint gives Mr. Sandvick notice of nonrenewable; or (iii) for any reason within one year following the occurrence of a change in control, as defined. Change in control occurs if (i) any person, excluding existing relationships, becomes the beneficial owner of securities representing 20% or more of the combined voting power of Global ePoint’s then outstanding voting securities; (ii) a change occurs in the majority of the Board of Directors; (iii) the stockholders approve a merger in which at least 51% of Global ePoint’s combined voting power is given to a new entity not in Global ePoint’s control or the effect of such merger is that any person acquires 20% or more of the combined voting power of Global ePoint.

Option Exercises In Fiscal 2001 And Fiscal Year-End Option Values

The following table presents certain information regarding stock option exercises during fiscal 2001.

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-End		Value of Unexercised In-the-Money Options/SARs at FY-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick Sandvick	0	0	1,186,669	0	0	0

(1)
Includes options to purchase 290,000 shares of common stock which vested pursuant to Mr. Sandvick’s employment agreement, warrants to purchase 166,667 shares of common stock in connection with a guarantee of a performance bond, options to purchase 563,334 shares of common stock pursuant to annual employee grants, and warrants to purchase 166,668 shares of common stock granted to Vanguard Strategies, Inc. (see “Certain Relationships and Related Transactions” herein). The warrants to Mr. Sandvick to purchase 166,667 shares of common stock and the warrants to Vanguard Strategies, Inc. to purchase 166,668 shares of common stock expired unexercised in 2002.

Bonus Policy

While Global ePoint has no established policy, other than as provided in the Chief Executive Officer’s employment agreement, to award cash or stock bonuses to its officers, it may elect to pay bonuses to reward the performance of its officers. Global ePoint awarded no cash bonuses in 2000 and 2001.

Certain Relationships and Related Transactions

On January 8, 1996, Global ePoint entered into an agreement with Vanguard Strategies, Inc. (“VSI”), a private strategic planning company, in which VSI would assist Global ePoint as its exclusive consultant for at least 120 days in negotiating debt and equity financing and in developing Global ePoint’s strategic plans. Mr. Sandvick is the president and principal stockholder of VSI. In January 1996 VSI assisted Global ePoint in obtaining a $450,000 loan from U.S. Mortgage Bankers Corp. (“USMBC”). John Olbrich, the president of USMBC, is Mr. Sandvick’s half-brother. As compensation for these services, VSI was granted warrants, subject to Global ePoint receiving financing of at least $1.5 million, to purchase up to 150,000 shares of common stock of Global ePoint at a price of $1.80 per share exercisable for five years. In July 1996, VSI was granted an additional warrant to purchase 83,333 shares of Global ePoint’s common stock at a price of $2.07 pursuant to the extension of the USMBC promissory note under this agreement. In January 1997, VSI was granted an additional warrant to purchase 83,333 shares of Global ePoint’s common stock at a price of $2.16 pursuant to the extension of the USMBC promissory note under this agreement. All of the warrants granted to VSI expired unexercised.

PROXY ITEM NO. 2
APPROVAL OF AUDITORS

The Audit Committee has recommended that Rothstein, Kass and Company, P.C. be appointed as the Company’s independent auditors for the current fiscal year. Representatives of the firm are expected to be present at the Annual Meeting and will be available to answer questions. If the shareholders do not ratify the appointment of Rothstein, Kass and Company, P.C. the Board of Directors will reconsider the appointment.

The Board of Directors recommends a vote FOR approval of Rothstein, Kass and Company, P.C. as independent auditors for the current fiscal year.

The Board of Directors knows of no other matters to be brought before the meeting. If matters other than the foregoing should arise at the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the person named in the proxy.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on reports and other information submitted by executive officers, directors and ten percent shareholders, the Company believes that during the year ended December 31, 2001, no late filings occurred.

Shareholders’ Proposals

The Company welcomes comments or suggestions from its shareholders. In the event a shareholder desires to have a proposal formally considered at the 2003 Annual Shareholders’ Meeting, and included in the Proxy Statement for that meeting, the proposal must be received in writing by the Company on or before July 17, 2003.

General

The costs relating to this Proxy Statement, the Proxy and the Annual Meeting are being borne by the Company. In addition to solicitation by mail, employees of the Company may request the return of the proxies personally, by telephone or facsimile. The Company will, on request, reimburse brokers and their persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying materials and in obtaining authorization from beneficial owners of the Company’s stock to execute proxies.

The 2001 Annual Report on Form 10-KSB and the Form 10-QSB for the second quarter that ended on June 30, 2002 have been mailed with this Proxy Statement or previously delivered to shareholders and do not form a part of the material for the solicitation of proxies.

Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it in the enclosed postage-paid envelope.

By order of the Board of Directors

Sincerely,
Frederick Sandvick Chairman of the Board and Chief Executive Officer

November 1, 2002

PROXY

GLOBAL ePOINT, INC.
Annual Meeting of Stockholders—December 19, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Frederick Sandvick and Keith A. Cannon or either one of them acting in the absence of the other, with full power of substitution or revocation, proxies for the undersigned, to vote at an Annual Meeting of Stockholders of Global ePoint, Inc., (the “Company”), to be held at 10:30 a.m., local time, on Thursday, December 19, 2002, at the offices of the Company, 1370 W. San Marcos Blvd., Suite 100, San Marcos, California 92069, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1)	ELECTION OF DIRECTORS

Nominees: Frederick Sandvick, Keith A. Cannon, Darrell L. Richardson and Owen Lee Barnett

☐ FOR ☐ AGAINST ☐ ABSTAIN

(2)	APPROVAL OF AUDITORS

☐ FOR ☐ AGAINST ☐ ABSTAIN

All as set forth in the Proxy Statement, dated November 1, 2002.

The shares represented by this proxy will be voted on Items 1 and 2 as directed by the stockholder, but if no direction is indicated, will be voted FOR Items 1 and 2.

If you plan to attend the meeting please indicate below:

I plan to attend the meeting ☐

Dated: , 2002

(Signature(s))

Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please date, sign and mail this proxy in the enclosed envelope, which requires no postage if mailed in the United States.